Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER INC. REPORTS FISCAL 2020 FIRST-QUARTER RESULTS

CHARLOTTE, N.C., Nov. 5, 2019 – Premier Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2020 first quarter ended Sept. 30, 2019.

All results presented in the following release reflect those of continuing operations.

Q1 2020 Highlights:

•

GAAP net revenue increased 3% to $302.4 million from $292.6 million a year ago; Supply Chain Services segment revenue increased 8% to $223.1 million from $206.9 million a year ago; and Performance Services segment revenue decreased 7% to $79.3 million from $85.7 million a year ago.

•	GAAP net income was $70.9 million, compared with $83.4 million a year ago; diluted earnings per share was $0.49, compared with a loss of $12.79 per share a year ago.

•	Non-GAAP adjusted EBITDA* increased 1% to $140.3 million from $139.5 million a year ago.

•	Non-GAAP adjusted fully distributed net income* decreased 2% to $86.0 million from $87.5 million a year ago, while diluted per-share net income increased to $0.68 from $0.65 a year ago.

•	Premier acquired Medpricer, one of the nation’s leading technology-based cost management solutions for purchased services, on Oct. 28, 2019, for $35 million in cash.

•

During the quarter and through Oct. 31, 2019, Premier repurchased approximately 4.1 million shares of Class A common stock for at an average price of $31.90 per share as part of its previously authorized $300.0 million Class A stock repurchase program.

*	Descriptions of non-GAAP financial measures are provided below under “Use and Definition of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

“We delivered solid performance in the first quarter, driven by continued steady growth in our core group purchasing business within Supply Chain Services that largely offset anticipated continued softness in Performance Services segment revenue,” said Susan DeVore, chief executive officer. “We remain committed to capitalizing on Premier’s unique, integrated and expanding supply chain, technology and consulting capabilities to build on our momentum and track record of consistently and profitably growing the overall business.

“In this dynamic marketplace, we are taking steps to ensure Premier is well-positioned to continue performing and driving value for our members and stockholders,” DeVore continued. “We are confident in Premier’s business model and our strong, longstanding relationships with the company’s member owners, who created and helped build Premier into a powerful shared resource that provides comprehensive cost, quality and safety solutions.”

Premier, Inc. FY’20 Q1 Results

DeVore added, “We believe Premier’s comprehensive data, analytics and services capabilities significantly differentiate the company’s offerings across our supply chain, enterprise analytics and performance improvement businesses and enable us to deliver a unique, integrated total-value approach. Importantly, our Supply Chain Services business, including the administrative fees revenue from group purchasing, is one of multiple drivers of the value we create through our integrated portfolio, which we are continually working to expand.

“We are confident in the company’s strategy and future prospects and believe our strong free cash flow and flexible balance sheet will continue to provide Premier with a solid foundation for growth and stockholder value creation,” DeVore concluded.

Results of Operations for the First Quarter of Fiscal 2020

Consolidated First-Quarter Financial Highlights

	Three Months Ended September 30,
(in thousands, except per share data)	2019	2018	% Change
Net Revenue (a):
Supply Chain Services:
Net administrative fees	$172,403	$162,000	6%
Other services and support	2,560	1,211	111%

Services	174,963	163,211	7%
Products	48,121	43,659	10%

Total Supply Chain Services (a)	223,084	206,870	8%
Performance Services (a)	79,326	85,732	(7)%

Total (a)	$302,410	$292,602	3%

Net income from continuing operations	$70,939	$83,372	(15)%
Net income (loss) from continuing operations attributable to stockholders	$723,538	$(680,766)	(206)%

Adjusted net income (loss) from continuing operations (b)	$61,541	$(680,766)	(109)%

Weighted average shares outstanding:
Basic	62,785	53,221	18%
Diluted	126,632	53,221	138%
Earnings (loss) per share attributable to stockholders from continuing operations:
Basic	$11.53	$(12.79)	(190)%
Diluted (b)	$0.49	$(12.79)	(104)%

NON-GAAP FINANCIAL MEASURES:

Adjusted EBITDA (a) (c):
Supply Chain Services	$149,911	$136,310	10%
Performance Services	20,376	30,575	(33)%

Total segment adjusted EBITDA	170,287	166,885	2%
Corporate	(30,031)	(27,359)	10%

Total (a)	$140,256	$139,526	1%

Adjusted fully distributed net income (c)	$85,986	$87,526	(2)%
Earnings per share on adjusted fully distributed net income - diluted (a) (c)	$0.68	$0.65	5%

(a)	Bolded measures correspond to company guidance.
(b)

Earnings per share attributable to stockholders excludes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be dilutive. Likewise, earnings per share attributable to stockholders includes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be antidilutive.

(c)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

Premier, Inc. FY’20 Q1 Results

For the fiscal first quarter ended Sept. 30, 2019, Premier generated GAAP net revenue of $302.4 million, an increase of 3%, from net revenue of $292.6 million for the same period a year ago.

GAAP net income for the fiscal first quarter was $70.9 million, compared with $83.4 million a year ago and was primarily driven by lower Performance Services revenue, increased headcount associated with additional investment in consulting and sales professionals and ongoing strategic investments in the Performance Services segment partially offset by increased net administrative fees revenue in Supply Chain Services. In accordance with GAAP, fiscal 2020 and 2019 first-quarter net income attributable to stockholders includes non-cash adjustments of $694.3 million and $(708.2) million, respectively, to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments result primarily from changes in the number of Class B common units outstanding and the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments, the company reported net income attributable to stockholders of $723.5 million, or $0.49 per diluted share, compared with a net loss of $680.8 million, or $12.79 per diluted share, a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

Fiscal first-quarter non-GAAP adjusted EBITDA of $140.3 million increased 1% from $139.5 million for the same period the prior year.

Non-GAAP adjusted fully distributed net income for the fiscal first quarter of $86.0 million decreased 2% from $87.5 million for the same period a year ago. Non-GAAP adjusted fully distributed earnings per share increased to $0.68 from $0.65 for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all stockholders as if all Class B stockholders exchanged their Class B common units and associated Class B common shares for Class A common shares.

Segment Results

Supply Chain Services

For the fiscal first quarter ended Sept. 30, 2019, Supply Chain Services segment net revenue of $223.1 million increased 8% from $206.9 million a year ago. Net administrative fees revenue of $172.4 million increased 6% from $162.0 million a year ago, primarily due to further contract penetration, driven largely by the company’s high-compliance portfolio members, as well as by the addition of new contract categories and suppliers.

Products revenue of $48.1 million increased 10% from $43.7 million a year ago, primarily driven by growth in certain commodity product categories of the direct sourcing business, as well as sales associated with aggregated purchasing of products.

Supply Chain Services segment non-GAAP adjusted EBITDA for the fiscal 2020 first quarter of $149.9 million increased 10% from $136.3 million for the same period a year ago, primarily driven by increased net administrative fees revenue.

Performance Services

For the fiscal first quarter ended Sept. 30, 2019, Performance Services segment net revenue of $79.3 million decreased 7% from $85.7 million for the same quarter a year ago. As anticipated, the segment experienced lower revenue associated with the renewed CMS government contract at reduced rates, the applied sciences business related to timing of certain contracts, and a lower number of performance-based cost management consulting engagements. This was partially offset by growth in clinical decision support technology.

Premier, Inc. FY’20 Q1 Results

Performance Services segment non-GAAP adjusted EBITDA for the fiscal 2020 first quarter of $20.4 million decreased 33% from $30.6 million for the same period a year ago. The decrease was primarily due to lower revenue, increased headcount associated with additional investments in consulting and sales professionals and ongoing strategic investments, including the company’s high-value care network and clinical decision support technology. These were partially offset by decreased bad debt expense.

Cash Flows and Liquidity

Net cash provided by operating activities was $96.1 million for the fiscal first quarter ended Sept. 30, 2019 compared with $61.6 million for the same period last year. The increase was primarily driven by increased net administrative fees revenue and increased collections on accounts receivable, partially offset by increased selling, general and administrative expenses. At Sept. 30, 2019, the company’s cash and cash equivalents totaled $125.2 million, compared with $141.1 million at June 30, 2019. At Sept. 30, 2019, the company had no outstanding balance on its five-year, $1.0 billion revolving credit facility. Subsequent to quarter end, the company borrowed $125.0 million on the facility for acquisitions, share repurchases and general corporate purposes.

Non-GAAP free cash flow for the quarter ended Sept. 30, 2019 was $43.5 million, compared with $3.1 million for the same period a year ago and was primarily impacted by the same factors that contributed to the increase in net cash provided by operating activities, as well as decreased purchases of property and equipment and decreased distributions to limited partners due to change in ownership. The company defines free cash flow as cash provided by operating activities less quarterly tax distributions and annual TRA payments to limited partners and purchases of property and equipment (see free cash flow reconciliation to net cash provided by operating activities in the tables section of this press release).

Conference Call

Premier management will host a conference call and live audio webcast on Tues., Nov. 5, 2019, at 8:00 a.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. Those wanting to participate by phone may do so by dialing 844.296.7719 and providing the operator with conference ID number: 6882739. International callers should dial 574.990.1041 and provide the same passcode. The company encourages callers to dial in at least five minutes before the start of the call to register. The archived webcast will be accessible on Premier’s investor relations page.

About Premier Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,000 U.S. hospitals and health systems and approximately 175,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Premier, Inc. FY’20 Q1 Results

Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed earnings per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results.

In addition, adjusted fully distributed net income and adjusted fully distributed earnings per share eliminate the variability of non-controlling interest as a result of member owner exchanges of Class B common units and corresponding Class B common stock into shares of Class A common stock and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to Premier (i) excluding income tax expense, (ii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iii) excluding the effect of non-recurring and non-cash items, (iv) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (v) reflecting an adjustment for income tax expense on non-GAAP fully distributed net income before income taxes at the company’s estimated effective income tax rate. We define adjusted fully distributed earnings per share as adjusted fully distributed net income divided by diluted weighted average shares. These measures assist our board of directors, management and investors in comparing our net income and earnings per share on a consistent basis from period to period because these measures remove non-cash and non-recurring items, and eliminate the variability of non-controlling interest that results from member owner exchanges of Class B common units into shares of Class A common stock.

EBITDA is defined as net income before loss from discontinued operations, net of tax, interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. For all Non-GAAP financial measures, we consider non-recurring items to be income or expenses and other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include certain strategic and financial restructuring expenses. Non-operating items include gains or losses on the disposal of assets and interest and investment income or expense.

Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative, and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Segment Adjusted EBITDA also excludes any income and expense that has been classified as discontinued operations.

Premier, Inc. FY’20 Q1 Results

Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Free cash flow is defined as net cash provided by operating activities from continuing operations less distributions and tax receivable agreement payments to limited partners and purchases of property and equipment. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments. Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the company to enhance stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

To properly and prudently evaluate our business, readers are urged to review the reconciliation of these non-GAAP financial measures, as well as the other financial tables, included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

Further information on Premier’s use of non-GAAP financial measures is available in the “Our Use of Non-GAAP Financial Measures” section of Premier’s Form 10-K for the year ended June 30, 2019.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to the current market environment and uncertainties, expected financial performance, non-GAAP free cash flow generation, share repurchases, if any, under our current and future stock repurchase program, the success of our incremental investments in growth opportunities and the statements related to fiscal 2020 outlook and guidance and the assumptions underlying such guidance, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to

Premier, Inc. FY’20 Q1 Results

Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2019 as well as the Form 10-Q for the quarter ended Sept. 30, 2019, expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Contacts

Investor contact:	Media contact:
Jim Storey	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.5958	202.879.8004
jim_storey@premierinc.com	amanda_forster@premierinc.com

(Tables Follow)

Premier, Inc. FY’20 Q1 Results

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2019	2018
Net revenue:
Net administrative fees	$172,403	$162,000
Other services and support	81,886	86,943

Services	254,289	248,943
Products	48,121	43,659

Net revenue	302,410	292,602
Cost of revenue:
Services	47,536	43,372
Products	43,475	39,767

Cost of revenue	91,011	83,139

Gross profit	211,399	209,463
Operating expenses:
Selling, general and administrative	113,929	101,517
Research and development	379	340
Amortization of purchased intangible assets	13,044	12,977

Operating expenses	127,352	114,834

Operating income	84,047	94,629
Equity in net income of unconsolidated affiliates	3,607	2,690
Interest and investment income (loss), net	476	(688)
Other expense	(7,577)	(1,941)

Other (expense) income, net	(3,494)	61

Income before income taxes	80,553	94,690
Income tax expense	9,614	11,318

Net income from continuing operations	70,939	83,372
Income (loss) from discontinued operations, net of tax	390	(1,399)

Net income	71,329	81,973
Net income from continuing operations attributable to noncontrolling interest	(41,710)	(55,945)
Net (income) loss from discontinued operations attributable to noncontrolling interest	(197)	832

Net income attributable to non-controlling interest in Premier LP	(41,907)	(55,113)
Adjustment of redeemable limited partners’ capital to redemption amount	694,309	(708,193)

Net income (loss) attributable to stockholders	$723,731	$(681,333)

Calculation of GAAP Earnings (Loss) per Share

Numerator for basic earnings per share:
Net income (loss) from continuing operations attributable to stockholders	$723,538	$(680,766)
Net income (loss) from discontinued operations attributable to stockholders	193	(567)

Net income (loss) attributable to stockholders	$723,731	$(681,333)

Numerator for diluted earnings per share:
Net income (loss) from continuing operations attributable to stockholders	$723,538	$(680,766)
Adjustment of redeemable limited partners’ capital to redemption amount	(694,309)	—
Net income from continuing operations attributable to non-controlling interest in Premier LP	41,710	—

Net income from continuing operations	70,939	(680,766)
Tax effect on Premier, Inc. net income	(9,398)	—

Adjusted net income (loss) from continuing operations	$61,541	$(680,766)

Net income (loss) from discontinued operations attributable to stockholders	$193	$(567)
Net income from discontinued operations attributable to non-controlling interest in Premier LP	197	—

Adjusted net income (loss) from discontinued operations	$390	$(567)

Adjusted net income (loss)	$61,931	$(681,333)

Denominator for basic earnings per share:
Weighted average shares	62,785	53,221

Denominator for diluted earnings per share:
Weighted average shares	62,785	53,221
Effect of dilutive securities:
Stock options	479	—
Restricted stock	280	—
Class B shares outstanding	63,088	—

Weighted average shares and assumed conversions	126,632	53,221

Basic earnings (loss) per share:
Basic earnings (loss) per share from continuing operations	$11.53	$(12.79)
Basic loss per share from discontinued operations	—	(0.01)

Basic earnings (loss) per share attributable to stockholders	$11.53	$(12.80)

Diluted earnings per share:
Diluted earnings (loss) per share from continuing operations	$0.49	$(12.79)
Diluted earnings (loss) per share from discontinued operations	—	(0.01)

Diluted earnings (loss) per share attributable to stockholders	$0.49	$(12.80)

Premier, Inc. FY’20 Q1 Results

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2019	June 30, 2019
Assets
Cash and cash equivalents	$125,244	$141,055
Accounts receivable (net of $813 and $739 allowance for doubtful accounts, respectively)	157,830	168,115
Contract assets	214,277	205,509
Inventory	52,344	51,032
Prepaid expenses and other current assets	26,989	23,765
Current assets of discontinued operations	—	24,568

Total current assets	576,684	614,044
Property and equipment (net of $383,617 and $359,235 accumulated depreciation, respectively)	202,564	205,108
Intangible assets (net of $207,984 and $197,858 accumulated amortization, respectively)	249,203	270,722
Goodwill	880,709	880,709
Deferred income tax assets	433,512	422,014
Deferred compensation plan assets	45,347	45,466
Investments in unconsolidated affiliates	107,810	99,636
Operating lease right-of-use asset	60,421	—
Other assets	38,334	31,868

Total assets	$2,594,584	$2,569,567

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$57,376	$54,540
Accrued expenses	87,025	82,476
Revenue share obligations	141,146	137,359
Limited partners’ distribution payable	13,699	13,202
Accrued compensation and benefits	34,856	70,799
Deferred revenue	34,392	35,623
Current portion of tax receivable agreements	18,118	17,505
Current portion of long-term debt	1,271	27,608
Other liabilities	19,964	7,113
Current liabilities of discontinued operations	2,784	11,797

Total current liabilities	410,631	458,022
Long-term debt, less current portion	7,198	6,003
Tax receivable agreements, less current portion	308,111	326,607
Deferred compensation plan obligations	45,347	45,466
Deferred tax liabilities	6,921	4,766
Operating lease liability, less current portion	56,283	—
Other liabilities	69,874	67,683

Total liabilities	904,365	908,547

Redeemable limited partners’ capital	1,805,075	2,523,270
Stockholders’ deficit:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 64,842,923 shares issued and 62,679,061 shares outstanding at September 30, 2019 and 64,357,305 shares issued and 61,938,157 shares outstanding at June 30, 2019	649	644
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 62,455,345 and 64,548,044 shares issued and outstanding at September 30, 2019 and June 30, 2019, respectively	—	—
Treasury stock, at cost; 2,163,862 and 2,419,148 shares, respectively	(75,611)	(87,220)
Additional paid-in-capital	—	—
Accumulated deficit	(39,894)	(775,674)

Total stockholders’ deficit	(114,856)	(862,250)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$2,594,584	$2,569,567

Premier, Inc. FY’20 Q1 Results

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2019	2018
Operating activities
Net income	$71,329	$81,973
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	(390)	1,399
Depreciation and amortization	37,579	33,230
Equity in net income of unconsolidated affiliates	(3,607)	(2,690)
Deferred income taxes	(1,985)	5,113
Stock-based compensation	3,704	6,091
Remeasurement of tax receivable agreement liabilities	4,674	—
Loss on FFF put and call rights	7,839	3,283
Changes in operating assets and liabilities:
Accounts receivable, inventories, prepaid expenses and other assets	6,972	(6,772)
Contract assets	(8,768)	(33,276)
Accounts payable, accrued expenses, deferred revenue, revenue share obligations and other liabilities	(23,830)	(27,133)
Other operating activities	2,562	382

Net cash provided by operating activities from continuing operations	96,079	61,600
Net cash provided by operating activities from discontinued operations	11,196	2,727

Net cash provided by operating activities	$107,275	$64,327
Investing activities
Purchases of property and equipment	$(21,983)	$(25,062)
Investments in unconsolidated affiliates	(4,665)	(4,000)
Proceeds from sale of assets	3,632	—
Other investing activities	(5,250)	—

Net cash used in investing activities	$(28,266)	$(29,062)
Financing activities
Payments made on notes payable	$(1,513)	$—
Payments on credit facility	(25,000)	—
Proceeds from exercise of stock options under equity incentive plan	1,754	7,472
Repurchase of vested restricted units for employee tax-withholding	(8,311)	(6,948)
Distributions to limited partners of Premier LP	(13,202)	(15,465)
Payments to limited partners of Premier LP related to tax receivable agreements	(17,425)	(17,975)
Repurchase of Class A common stock (held as treasury stock)	(31,123)	(12,313)

Net cash used in financing activities	(94,820)	(45,229)
Net decrease in cash and cash equivalents	(15,811)	(9,964)
Cash and cash equivalents at beginning of year	141,055	152,386

Cash and cash equivalents at end of period	$125,244	$142,422

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2019	2018
Net cash provided by operating activities	$96,079	$61,600
Purchases of property and equipment	(21,983)	(25,062)
Distributions to limited partners of Premier LP	(13,202)	(15,465)
Payments to limited partners under tax receivable agreements	(17,425)	(17,975)

Non-GAAP Free Cash Flow	$43,469	$3,098

Premier, Inc. FY’20 Q1 Results

Supplemental Financial Information

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Non-GAAP Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2019	2018
Net income from continuing operations	$70,939	$83,372
Interest and investment (income) loss, net	(476)	688
Income tax expense	9,614	11,318
Depreciation and amortization	24,535	20,253
Amortization of purchased intangible assets	13,044	12,977

EBITDA	117,656	128,608
Stock-based compensation	3,852	6,233
Acquisition and disposition related expenses	6,141	1,037
Remeasurement of tax receivable agreement liabilities	4,674	—
ERP implementation expenses	23	326
Loss on FFF put and call rights	7,839	3,283
Other expense	71	39

Adjusted EBITDA	$140,256	$139,526

Income before income taxes	$80,553	$94,690
Equity in net income of unconsolidated affiliates	(3,607)	(2,690)
Interest and investment (income) loss, net	(476)	688
Other expense	7,577	1,941

Operating income	84,047	94,629
Depreciation and amortization	24,535	20,253
Amortization of purchased intangible assets	13,044	12,977
Stock-based compensation	3,852	6,233
Acquisition and disposition related expenses	6,141	1,037
Remeasurement of tax receivable agreement liabilities	4,674	—
ERP implementation expenses	23	326
Equity in net income of unconsolidated affiliates	3,607	2,690
Deferred compensation plan income	241	1,336
Other expense, net	92	45

Adjusted EBITDA	$140,256	$139,526

Segment Adjusted EBITDA:
Supply Chain Services	$149,911	$136,310
Performance Services	20,376	30,575
Corporate	(30,031)	(27,359)

Adjusted EBITDA	$140,256	$139,526

Net income (loss) attributable to stockholders	$723,731	$(681,333)
Adjustment of redeemable limited partners’ capital to redemption amount	(694,309)	708,193
Net income attributable to non-controlling interest in Premier LP	41,907	55,113
(Income) loss from discontinued operations, net of tax	(390)	1,399
Income tax expense	9,614	11,318
Amortization of purchased intangible assets	13,044	12,977
Stock-based compensation	3,852	6,233
Acquisition and disposition related expenses	6,141	1,037
Remeasurement of tax receivable agreement liabilities	4,674	—
ERP implementation expenses	23	326
Loss on FFF put and call rights	7,839	3,283
Other expense	71	39

Non-GAAP adjusted fully distributed income before income taxes	116,197	118,585
Income tax expense on fully distributed income before income taxes	30,211	31,059

Non-GAAP Adjusted Fully Distributed Net Income	$85,986	$87,526

Premier, Inc. FY’20 Q1 Results

Supplemental Financial Information

Reconciliation of GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2019	2018
Net income (loss) attributable to stockholders	$723,731	$(681,333)
Adjustment of redeemable limited partners’ capital to redemption amount	(694,309)	708,193
Net income attributable to non-controlling interest in Premier LP	41,907	55,113
(Income) loss from discontinued operations, net of tax	(390)	1,399
Income tax expense	9,614	11,318
Amortization of purchased intangible assets	13,044	12,977
Stock-based compensation	3,852	6,233
Acquisition and disposition related expenses	6,141	1,037
Remeasurement of tax receivable agreement liabilities	4,674	—
ERP implementation expenses	23	326
Loss on FFF put and call rights	7,839	3,283
Other expense	71	39

Non-GAAP adjusted fully distributed income before income taxes	116,197	118,585
Income tax expense on fully distributed income before income taxes	30,211	31,059

Non-GAAP Adjusted Fully Distributed Net Income	$85,986	$87,526

Weighted Average:
Common shares used for basic and diluted earnings (loss) per share	62,785	53,221
Potentially dilutive shares	759	1,067
Conversion of Class B common units	63,088	79,794

Weighted average fully distributed shares outstanding - diluted	126,632	134,082

GAAP earnings (loss) per share	$11.53	$(12.80)
Adjustment of redeemable limited partners’ capital to redemption amount	(11.06)	13.31
Net income attributable to non-controlling interest in Premier LP	0.67	1.04
(Income) loss from discontinued operations, net of tax	(0.01)	0.03
Income tax expense	0.15	0.21
Amortization of purchased intangible assets	0.21	0.24
Stock-based compensation	0.06	0.12
Acquisition and disposition related expenses	0.10	0.02
Remeasurement of tax receivable agreement liabilities	0.07	—
ERP implementation expenses	—	0.01
Loss on FFF put and call rights	0.12	0.06
Impact of corporation taxes	(0.48)	(0.59)
Impact of dilutive shares	(0.68)	(1.00)

Non-GAAP EPS on Adjusted Fully Distributed Net Income	$0.68	$0.65

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